Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Helen Kendrick
408-240-5585
Helen.Kendrick@sunpowercorp.com

SunPower Reports Third Quarter 2012 Results

Q3 2012 GAAP Revenue of $649 Million, Non-GAAP Revenue of $607 Million

SAN JOSE, Calif., Nov. 1, 2012 - SunPower Corp. (NASDAQ: SPWR) today announced financial results for its 2012 third quarter ended September 30, 2012.

($ Millions except per-share data)	3rd Quarter 2012	2nd Quarter 2012	3rd Quarter 2011
GAAP revenue	$649.0 (1)	$595.9 (1)	$705.4
GAAP gross margin	12.4%	12.3%	10.8%
GAAP net loss	($48.5) (2)	($84.2) (2)	($370.8) (2)
GAAP net loss per diluted share	($0.41) (2)	($0.71) (2)	($3.77) (2)
Non-GAAP gross margin (3)	14.1%	15.1%	11.4%
Non-GAAP net income (loss) per diluted share (3)	$0.03	$0.08	$0.16
Megawatts (MW) produced	227	257	272

(1)
GAAP revenue includes $42.3 million and excludes $54.8 million for the third quarter of fiscal 2012 and the second quarter of fiscal 2012, respectively, in revenue related to the construction of utility power plant projects and construction activities. See details in the non-GAAP measure disclosure included in this press release.

(2)
GAAP results include approximately $47.5 million and $90.6 million for the third quarter of fiscal 2012 and the second quarter of fiscal 2012, respectively, in net, pre-tax charges and adjustments excluded from non-GAAP results. Q3 2011 GAAP results include pre-tax charges and adjustments, net of approximately $380.1 million excluded from non-GAAP results.

(3)	A reconciliation of GAAP to non-GAAP results is included at the end of this press release.

“The successful execution of our long-term business strategy and diversified end market approach enabled us to achieve profitability on a non-GAAP basis for the quarter despite difficult industry conditions,” said Tom Werner, SunPower president and CEO. “Regionally, our performance in North America remained strong as we continued to meet our project schedules on California Valley Solar Ranch (CVSR) and Antelope Valley Solar Project while further expanding our residential leasing footprint due to our high efficiency rooftop value proposition. Europe remains a very challenging market and we are implementing a number of initiatives to prudently manage our expenses and improve our long-term profitability in that region. In Asia, our focus remains on continuing to grow our market share in Japan through our successful partnership with Toshiba and we are exploring opportunities in a number of emerging markets.

“We also executed well on our cost reduction roadmap during the quarter,” continued Werner. Our goal of reducing our panel cost by at least 25 percent year over year is on plan and we are taking steps to accelerate our 2013 roadmap as well. Combined with our success in reducing balance of systems costs through our SunPower® Oasis® Power Plant product, we are now offering customers total system costs that are competitive with traditional generation on levelized cost of energy basis in many markets. Additionally, as we previously announced, we have made the strategic decision to further restructure our manufacturing operations in the Philippines to effectively compete in an industry with significant overcapacity. This action will enable us to meaningfully reduce inventory, lower operational costs and improve efficiency.

“With our diversified go-to-market strategy, industry leading technology, accelerated cost reduction roadmap as well as a strong financial position and the continued support of Total, we remain confident that our long-term strategy positions us well for future success,” Werner concluded.

Key milestones achieved by the company since the second quarter of 2012 include:

•	Completed first project milestone for 250-MW CVSR project – 22-MW grid connected

•	PPA executed with PG&E for 100-MW Henrietta Solar Project for 2016 delivery

•	Awarded 12 projects totaling 33 MW in recent French tender process

•	Extended current supplier agreement with Toshiba for the Japanese market

•	Acquired 42 percent stake in Australian Gen-tailer Diamond Energy

•	Closed agreement with Citi and Credit Suisse for $325 million in lease financing capacity

•	Expanded residential lease program – ~ 13,000 customers in first year of lease offering

•	Completed rollout of 15 percent cell manufacturing step reduction initiative in Fab 2

“The third quarter reflected strength in a number of key areas as we exceeded our margin targets, delivered positive earnings and increased our available cash while successfully reducing inventory by more than $40 million,” said Chuck Boynton, SunPower CFO. “Looking forward, our focus remains on managing our cash flow and balance sheet, reducing inventory and rationalizing our operating expenses. We will continue to manage to today's demand driven environment and position the company for long-term profitable growth.”

Third quarter fiscal 2012 GAAP results include pre-tax charges, expenses and adjustments totaling approximately $47.5 million, including a $5.8 million gross margin adjustment related to the timing of revenue recognition from utility power plant projects and construction activities, $59.6 million of goodwill and other intangible asset impairment, $50.6 million gain on share lending arrangement, $8.2 million in restructuring charges related to the company's consolidation of its Philippines manufacturing operations, $25.9 million in stock-based compensation, non-cash interest expense and amortization of intangible expenses, $6.4 million related to charges on manufacturing step reduction program, $2.1 million of restructuring charges related to December 2011 Restructuring Plan and $1.5 million related to acquisition and integration costs. These adjustments and charges are excluded from the company's non-GAAP results. Additionally, third-quarter GAAP results include an adjustment of approximately $42.3 million in revenue related to GAAP real estate accounting requirements.

Fourth Quarter 2012 Financial Outlook
The company's fourth quarter 2012 consolidated non-GAAP guidance is as follows: revenue of $700 million to $900 million, gross margin of 14 percent to 16 percent, earnings per diluted share of $0.00 to $0.25, capital expenditures of $30 million to $40 million and MW recognized in the range of 200 MW to 250 MW. On a GAAP basis, the company expects revenue of $650 million to $850 million, gross margin of two percent to four percent and loss per diluted share of $0.75 to $1.00.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP historical figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its third quarter 2012 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpowercorp.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on an alternating current (ac) basis unless otherwise noted.

About SunPower
SunPower Corp. (NASDAQ: SPWR) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on the company's quarter century of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North America, Europe, Australia, Africa and Asia. For more information, visit www.SunPowercorp.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “improve,” “grow,” “goal,” “roadmap,” “looking forward,” “growth,” “will,” “continue,” “position,” and similar expressions to identify forward-looking statements in this press release, including forward-looking statements regarding:  (a) improving our long-term profitability in Europe; (b) growing our market share in Japan; (c) reducing our panel cost; (d) accelerating our 2013 roadmap; (e) reducing inventory, lowering operational costs, and improving efficiency; (f) managing cash flow and balance sheet, and rationalizing expenses; (g) positioning the company for profitable growth; and (h) forecasted GAAP and non-GAAP Q4 2012 revenues, GAAP and non-GAAP gross margins, GAAP and non-GAAP earnings/loss per diluted share, capital expenditures and MW recognized. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company's control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as:  (i) increasing supply and competition in the industry and lower average selling prices, impact on gross margins, and any revaluation of inventory as a result of decreasing ASP or reduced demand; (ii) the impact of regulatory changes and the continuation of governmental and related economic incentives promoting the use of solar power, and the impact of such changes on our revenues, financial results, and any potential impairments or write off to our intangible assets, project assets, long-lived assets and goodwill; (iii) the company's ability to meet its cost reduction plans and reduce its operating expenses; (iv) the company's ability to obtain and maintain an adequate supply of raw materials, components, and solar panels, as well as the price it pays for such items and third parties' willingness to renegotiate or cancel above market contracts; (v) general business and economic conditions, including seasonality of the solar industry and growth trends in the solar industry; (vi) the company's ability to revise its portfolio allocation geographically and across downstream channels to respond to regulatory changes; (vii) construction difficulties or potential delays, including obtaining land use rights, permits, license, other governmental approvals, and transmission access and upgrades, and any litigation relating thereto; (viii) timeline for revenue recognition and impact on the company's operating results; (ix) the significant investment required to construct power plants and the company's ability to sell or otherwise monetize power plants, including the company's success in completing the design, construction and maintenance of CVSR and Antelope Valley Solar Ranch; (x) fluctuations in the company's operating results and its unpredictability; (xi) the availability of financing arrangements for the company's projects and the company's customers; (xii) potential difficulties associated with operating the joint venture with AUO and the company's ability to achieve the anticipated synergies from the Tenesol acquisition; (xiii) success in achieving cost reduction, and the company's ability to remain competitive in its product offering, obtain premium pricing while continuing to reduce costs and achieve lower targeted cost per watt; (xiv) the company's liquidity, substantial indebtedness, and its ability to obtain additional financing; (xv) manufacturing difficulties that could arise;(xvi) the company's ability to achieve the expected benefits from its relationship with Total; (xvii) the success of the company's ongoing research and development efforts and the acceptance of the company's new products and services; (xviii) the company's ability to protect its intellectual property; (xix) the company's exposure to foreign exchange, credit and interest rate risk; (xx) possible impairment or write off of long-lived assets and project assets; (xxi) the success of our residential lease program; (xxii) the accuracy of assumptions and compliance with treasury grant guidance and timing and amount of cash grant; (xxiii) possible consolidation of the joint venture AUO SunPower; and (xxiv) other risks described in the company's Annual Report on Form 10-K for the year ended January 1, 2012, Quarterly Reports on Form 10-Q for the quarters ended April 1, 2012 and July 1, 2012, and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Sep. 30, 2012	Jan. 1, 2012
		(1)
ASSETS
Cash and cash equivalents	$377,126	$725,618
Restricted cash and cash equivalents	25,214	79,555
Investments	10,764	9,145
Accounts receivable, net	297,696	438,633
Costs and estimated earnings in excess of billings	65,562	54,854
Inventories	407,210	445,501
Advances to suppliers	357,514	327,521
Prepaid expenses and other assets	829,492	679,700
Property, plant and equipment, net	659,234	628,769
Project assets—plants and land	161,491	58,857
Goodwill and other intangible assets, net	1,759	70,977
Total assets	$3,193,062	$3,519,130
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$417,896	$441,655
Accrued and other liabilities	417,756	415,530
Billings in excess of costs and estimated earnings	139,625	170,828
Bank loans and other debt	393,027	366,395
Convertible debt	434,415	619,978
Customer advances	270,067	230,019
Total liabilities	2,072,786	2,244,405
Stockholders’ equity	1,120,276	1,274,725
Total liabilities and stockholders’ equity	$3,193,062	$3,519,130

(1)	As adjusted to reflect the balances of Tenesol S.A. as of January 1, 2012, as required under the accounting guidelines for a transfer of an entity under common control.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sep. 30, 2012	Jul. 1, 2012	Oct. 2, 2011	Sep. 30, 2012	Oct. 2, 2011
Revenue:
AMERICAS	$502,373	$392,282	$368,643	$1,176,148	$942,887
EMEA	88,547	155,417	293,066	400,074	675,702
APAC	58,028	48,198	43,718	162,754	130,511
Total revenue	648,948	595,897	705,427	1,738,976	1,749,100
Cost of revenue:
AMERICAS	409,432	326,511	326,372	978,062	839,465
EMEA	111,622	154,455	265,515	422,922	620,618
APAC	47,121	41,431	37,416	138,471	105,077
Total cost of revenue	568,175	522,397	629,303	1,539,455	1,565,160
Gross margin	80,773	73,500	76,124	199,521	183,940
Operating expenses:
Research and development	14,956	14,104	12,664	45,786	41,565
Selling, general and administrative	69,714	62,480	76,329	208,388	243,364
Restructuring charges	10,544	47,599	637	61,189	13,945
Goodwill and other intangible asset impairment	59,581	—	349,758	59,581	349,758
Total operating expenses	154,795	124,183	439,388	374,944	648,632
Operating loss	(74,022)	(50,683)	(363,264)	(175,423)	(464,692)
Other income (expense):
Gain on sale of equity interest in unconsolidated investee	—	—	10,989	—	10,989
Gain on share lending arrangement	50,645	—	—	50,645	—
Interest and other income (expense), net	(25,146)	(23,980)	(8,403)	(68,157)	(57,043)
Other income (expense), net	25,499	(23,980)	2,586	(17,512)	(46,054)
Loss before income taxes and equity in earnings (loss) of unconsolidated investees	(48,523)	(74,663)	(360,678)	(192,935)	(510,746)
Provision for income taxes	(593)	(10,593)	(11,077)	(12,542)	(17,963)
Equity in earnings (loss) of unconsolidated investees	578	1,075	971	(1,772)	7,932
Net loss	$(48,538)	$(84,181)	$(370,784)	$(207,249)	$(520,777)
Net loss per share of common stock:
Net loss per share – basic	$(0.41)	$(0.71)	$(3.77)	$(1.78)	$(5.34)
Net loss per share – diluted	$(0.41)	$(0.71)	$(3.77)	$(1.78)	$(5.34)
Weighted-average shares:
- Basic	118,952	118,486	98,259	116,408	97,456
- Diluted	118,952	118,486	98,259	116,408	97,456

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sep. 30, 2012	Jul. 1, 2012	Oct. 2, 2011	Sep. 30, 2012	Oct. 2, 2011
Net loss	$(48,538)	$(84,181)	$(370,784)	$(207,249)	$(520,777)
Components of comprehensive loss:
Translation adjustment	148	(7,948)	5,211	(1,802)	4,067
Net unrealized gain (loss) on derivatives	(2,611)	(2,377)	38,987	(10,738)	(2,008)
Income taxes	490	446	(4,483)	2,016	3,251
Net change in accumulated other comprehensive income (loss)	(1,973)	(9,879)	39,715	(10,524)	5,310
Total comprehensive loss	$(50,511)	$(94,060)	$(331,069)	$(217,773)	$(515,467)

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sep. 30, 2012	Jul. 1, 2012	Oct. 2, 2011	Sep. 30, 2012	Oct. 2, 2011
Cash flows from operating activities:
Net loss	$(48,538)	$(84,181)	$(370,784)	$(207,249)	$(520,777)
Adjustments to reconcile net loss to net cash provided by (used) in operating activities:
Stock-based compensation	9,271	11,367	11,849	33,179	37,829
Depreciation	24,385	29,291	30,315	82,747	83,979
Loss on retirement of property, plant and equipment	10,990	45,409	—	56,399	—
Amortization of other intangible assets	2,622	2,695	6,682	8,099	20,614
Goodwill impairment	46,734	—	309,457	46,734	309,457
Other intangible asset impairment	12,847	—	40,301	12,847	40,301
Loss on sale of investments	—	—	—	—	191
Loss (gain) on mark-to-market derivatives	—	9	(472)	(4)	(331)
Non-cash interest expense	13,990	8,247	6,780	29,336	21,112
Amortization of debt issuance costs	1,019	861	1,462	2,899	4,196
Amortization of promissory notes	—	—	134	—	3,486
Gain on sale of equity interest in unconsolidated investee	—	—	(10,989)	—	(10,989)
Gain on change in equity interest in unconsolidated investee	—	—	—	—	(322)
Third-party inventories write-down	—	(176)	—	8,869	16,399
Project assets write-down related to change in European government incentives	—	—	—	—	16,053
Gain on share lending arrangement	(50,645)	—	—	(50,645)	—
Equity in (earnings) loss of unconsolidated investees	(578)	(1,075)	(971)	1,772	(7,932)
Deferred income taxes and other tax liabilities	(2,553)	4,969	1,224	110	(860)
Changes in operating assets and liabilities:
Accounts receivable	(32,108)	69,301	(51,696)	124,865	(48,587)
Costs and estimated earnings in excess of billings	3,027	(16,520)	43,810	(10,709)	(3,304)
Inventories	43,082	61,086	(17,756)	29,992	(120,753)
Project assets	(62,671)	(219)	40,600	(101,917)	(43,242)
Prepaid expenses and other assets	(43,212)	(81,692)	(113,716)	(221,069)	(123,044)
Advances to suppliers	(11,673)	(2,596)	7,935	(29,993)	(9,535)
Accounts payable and other accrued liabilities	22,366	(69,952)	64,448	(38,063)	64,432
Billings in excess of costs and estimated earnings	(6,036)	(24,502)	16,825	(31,203)	14,345
Customer advances	35,953	3,079	6,114	40,048	(1,698)
Net cash provided by (used in) operating activities	(31,728)	(44,599)	21,552	(212,956)	(258,980)
Cash flows from investing activities:
Decrease (increase) in restricted cash and cash equivalents	2,720	7,677	(904)	54,341	29,789
Purchases of property, plant and equipment	(16,389)	(29,862)	(17,364)	(79,033)	(85,528)
Purchases of marketable securities	(1,436)	—	(8,962)	(1,436)	(8,962)
Proceeds from sale of equipment to third-party	—	3	2	419	501
Proceeds from sales or maturities of available-for-sale securities	—	—	—	—	43,759
Cash received for sale of investment in unconsolidated investee	—	—	24,043	17,403	24,043
Cash paid for investments in unconsolidated investees	—	(10,000)	(30,000)	(10,000)	(80,000)
Net cash used in investing activities	(15,105)	(32,182)	(33,185)	(18,306)	(76,398)
Cash flows from financing activities:
Proceeds from issuance of bank loans, net of issuance costs	—	125,000	300,000	125,000	489,221
Proceeds from issuance of project loans, net of issuance costs	13,830	13,787	—	27,617	—
Proceeds from residential lease financing	18,562	8,247	—	26,809	—
Proceeds from recovery of claim in connection with share lending arrangement	50,645	—	—	50,645	—
Repayment of bank loans and other debt	(25,295)	(540)	(150,988)	(126,427)	(377,124)
Cash paid for repurchased convertible debt	—	—	—	(198,608)	—
Proceeds from private offering of common stock, net of issuance costs	(65)	—	—	163,616	—
Cash distributions to Parent in connection with the transfer of entities under common control	—	—	—	(178,290)	—
Proceeds from warrant transactions	—	—	2,261	—	2,261
Proceeds from exercise of stock options	17	26	87	51	4,013
Purchases of stock for tax withholding obligations on vested restricted stock	(226)	(1,319)	(1,154)	(5,430)	(10,550)
Net cash provided by (used in) financing activities	57,468	145,201	150,206	(115,017)	107,821
Effect of exchange rate changes on cash and cash equivalents	241	(4,307)	(9,801)	(2,213)	(3,301)
Net increase (decrease) in cash and cash equivalents	10,876	64,113	128,772	(348,492)	(230,858)
Cash and cash equivalents at beginning of period	366,250	302,137	245,790	725,618	605,420
Cash and cash equivalents, end of period	$377,126	$366,250	$374,562	$377,126	$374,562
Non-cash transactions:
Assignment of financing receivables to a third party financial institution	$7,736	$2,523	$—	$10,259	$—
Property, plant and equipment acquisitions funded by liabilities	13,243	12,124	11,781	13,243	11,781
Non-cash interest expense capitalized and added to the cost of qualified assets	411	386	802	1,161	2,096
Issuance of warrants in connection with the Liquidity Support Agreement	—	—	—	50,327	—

(In thousands, except per share data)
	THREE MONTHS ENDED			NINE MONTHS ENDED		THREE MONTHS ENDED			NINE MONTHS ENDED
	Sep. 30, 2012	Jul. 1, 2012	Oct. 2, 2011	Sep. 30, 2012	Oct. 2, 2011	Sep. 30, 2012	Jul. 1, 2012	Oct. 2, 2011	Sep. 30, 2012	Oct. 2, 2011
	(Presented on a GAAP Basis)					(Presented on a non-GAAP Basis)
Gross margin	$80,773	$73,500	$76,124	$199,521	$183,940	$85,464	$98,041	$80,292	$257,034	$245,917
Operating income (loss)	$(74,022)	$(50,683)	$(363,264)	$(175,423)	$(464,692)	$10,662	$32,093	$6,642	$36,653	$23,800
Net income (loss) per share of common stock:
- Basic	$(0.41)	$(0.71)	$(3.77)	$(1.78)	$(5.34)	$0.03	$0.08	$0.16	$—	$0.12
- Diluted	$(0.41)	$(0.71)	$(3.77)	$(1.78)	$(5.34)	$0.03	$0.08	$0.16	$—	$0.12

About SunPower's Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results for certain items, as described below. In addition, the presentation of non-GAAP gross margin and non-GAAP operating income includes the results of discontinued operations. Management does not consider these items in evaluating the core operational activities of SunPower. The specific non-GAAP measures listed below are gross margin, operating income (loss) and net income (loss) per share. Management believes that each of these non-GAAP measures (gross margin, operating income (loss) and net income (loss) per share) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower's results of operations across different reporting periods on a consistent basis, independent of these items. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower's operating results in a manner that is focused on its ongoing core operating performance, absent the effects of these items. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the company's current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower's current and future operating results as seen through the eyes of management. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

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Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of SunPower's core businesses and trends across different reporting periods on a consistent basis, independent of charges including amortization of intangible assets, stock-based compensation, charges on manufacturing step reduction program, certain losses due to change in European government incentives, acquisition and integration costs, and interest expense. In addition, the presentation of non-GAAP gross margin includes the revenue recognition of utility and power plant projects on a non-GAAP basis. This non-GAAP financial measure is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower's revenue generation performance relative to the direct costs of revenue of its core businesses.

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Non-GAAP operating income (loss). The use of this non-GAAP financial measure allows management to evaluate the operating results of SunPower's core businesses and trends across different reporting periods on a consistent basis, independent of charges including goodwill and other intangible asset impairment , amortization of intangible assets and promissory notes, stock-based compensation, charges on manufacturing step reduction program, restructuring charges, acquisition and integration costs, certain losses due to change in European government incentives, and interest expense. In addition, the presentation of non-GAAP operating income (loss) includes the revenue recognition of utility and power plant projects on a non-GAAP basis. Non-GAAP operating income (loss) is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of SunPower's core businesses and to compare results of operations on a more consistent basis against that of other companies in the industry.

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Non-GAAP net income (loss) per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess SunPower's operating results and trends across different reporting periods on a consistent basis, independent of items including goodwill and other intangible asset impairment , amortization of intangible assets and promissory notes, stock-based compensation, charges on manufacturing step reduction program, restructuring charges, acquisition and integration costs, certain losses due to change in European government incentives, interest expense, net gains (losses) on mark-to-market derivative instruments, share lending arrangement , sale of or change in our equity interest in unconsolidated investee, and the tax effects of these non-GAAP adjustments. In addition, the presentation of non-GAAP net income (loss) includes the revenue recognition of utility and power plant projects on a non-GAAP basis. Management presents this non-GAAP financial measure to enable investors and analysts to compare SunPower's operating results on a more consistent basis against that of other companies in the industry.

Included items

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Revenue and cost of revenue. The Company includes adjustments to Non-GAAP revenue and Non-GAAP cost of revenue related to the utility and power plant projects based on the separately identifiable components of the transactions in order to reflect the substance of the transactions. Such treatment is consistent with accounting rules under International Financial Reporting Standards (IFRS). On a GAAP basis, such revenue and costs of revenue are accounted for under U.S GAAP real estate accounting guidance. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower's revenue generation performance relative to the direct costs of revenue of its core businesses.

Excluded Items

•
Goodwill and other intangible asset impairment. In the third quarters of 2012 and 2011, the Company recorded goodwill and other intangible asset impairment of $59.6 million and $349.8 million, respectively, attributable to the change in public market valuation of the solar sector. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower's core businesses.

•
Amortization of intangible assets. SunPower incurs amortization of intangible assets as a result of acquisitions, which includes in-process research and development, patents, project assets, purchased technology and trade names. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower's core businesses.

•
Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company's core performance against the performance of other companies without the variability created by stock-based compensation.

•
Restructuring charges. In the fourth quarter of fiscal 2011, the Company approved a company-wide restructuring program (the December 2011 Restructuring Plan) in order to accelerate operating cost reduction and improve overall operating efficiency. In April 2012, as a result of continued cost reduction strategy, the Company approved a restructuring plan (the April 2012 Restructuring Plan) to consolidate its Philippine manufacturing operations into Fab 2 and begin repurposing Fab 1 in the second quarter of fiscal 2012. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although SunPower has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from SunPower's non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company's past operating performance.

•
Charges on manufacturing step reduction program. As part of its cost reduction roadmap, SunPower implemented a manufacturing step reduction program, which required the acceleration of depreciation on certain previously owned manufacturing equipment. The charges as a result of the acceleration of depreciation are excluded as they are non-cash in nature and not reflective of ongoing operating results. Excluding this data provides investors with a basis to compare the company's performance against the performance of other companies without such charges.

•
Acquisition and integration costs. SunPower excludes expenses such as legal, banking and other professional services incurred in connection with Total Gas & Power USA, SAS's investment in SunPower as well as integration costs related to Tenesol acquisition. SunPower excludes such charges because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the investment made by Total and the acquisition of Tenesol and have no direct correlation to the operation of SunPower's core businesses.

•
Amortization of promissory notes. Included in the total consideration for a prior acquisition completed on March 26, 2010 is $14 million in promissory notes to the acquiree's management shareholders issued by SunPower. Since the vesting and payment of the promissory notes are contingent on future employment, the promissory notes are considered deferred compensation and therefore are not included in the purchase price allocated to the net assets acquired. SunPower excludes this non-cash charge over the service period required under the terms of the promissory notes because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower's core businesses.

•
Loss on change in European government incentives. On May 5, 2011, the Italian government announced a legislative decree which defined the revised feed-in-tariff ("FIT") and the transition process effective June 1, 2011. The decree announced a decline in FIT and also set forth a limit on the construction of solar plants on agricultural land. Similarly, other European countries reduced government incentives for the solar market. Such changes had a materially negative effect on the market for solar systems in Europe and affected SunPower's financial results as follows:

◦
Restructuring. In response to reductions in European government incentives, which have had a significant impact on the global solar market, on June 13, 2011, SunPower's Board of Directors approved a restructuring plan to realign its resources. As a result, SunPower recorded restructuring charges during fiscal 2011. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although SunPower has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from SunPower's non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company's past operating performance.

◦
Write-down of project assets. Project assets consist primarily of capitalized costs relating to solar power system projects in various stages of development that we incur prior to the sale of the solar power system to a third party. These costs include costs for land and costs for developing and constructing a solar power system. The fair market value of these project assets declined due to SunPower's inability to develop, commercialize and sell active projects within Europe. Such charges are excluded from non-GAAP financial measures as they are related to a discrete event and are not reflective of ongoing operating results.

◦
Third-party inventory charges. Charges relate to the write-down of third-party inventory and costs associated with the termination of above-market third-party solar cell supply contracts as the decline in European government incentives, primarily in Italy, has driven down demand and average selling price in certain areas of Europe. Such charges are excluded from non-GAAP financial measures as they are related to a discrete event and are not reflective of ongoing operating results.

◦
Loss on foreign currency derivatives. SunPower has an active hedging program designed to reduce its exposure to movements in foreign currency exchange rates. As a part of this program, SunPower designates certain derivative transactions as effective cash flow hedges of anticipated foreign currency revenues and records the effective portion of changes in the fair value of such transactions in accumulated other comprehensive income (loss) until the anticipated revenues have occurred, at which point the associated income or loss would be recognized in revenue. In the first quarter of fiscal 2011, in connection with the decline in forecasted revenue surrounding the change in the Italian FIT, SunPower reclassified an amount held in accumulated other comprehensive income (loss) to other income (expense), net for certain previously anticipated transactions which did not occur or were now probable not to occur. SunPower excludes this item as it is not reflective of ongoing operating results and excluding this data provides investors with a basis to compare the company's performance against the performance of other companies without such transactions.

•
Non-cash interest expense. SunPower separately accounted for the liability and equity components of its convertible debt issued in 2007 in a manner that reflected interest expense equal to its non-convertible debt borrowing rate. In addition, SunPower measured the two share lending arrangements entered into in connection with its convertible debt issued in 2007 at fair value and amortized the imputed share lending costs in current and prior periods. As a result,

SunPower incurs interest expense that is substantially higher than interest payable on its 1.25% senior convertible debentures and 0.75% senior convertible debentures.

In addition, SunPower separately accounted for the fair value liabilities of the embedded cash conversion option and the over-allotment option on its 4.5% senior cash convertible debentures issued in 2010 as an original issue discount and a corresponding derivative conversion liability. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 4.5% senior cash convertible debentures. SunPower excludes non-cash interest expense because the expense is not reflective of its ongoing financial results in the period incurred. In addition, in connection with the Liquidity Support Agreement with Total executed on February 28, 2012, the Company issued warrants to Total to acquire 9,531,677 shares of its common stock. The fair value of the warrants is recorded as debt issuance costs and amortized over the expected life of the agreement.  As a result, SunPower incurs non-cash interest expense associated with the amortization of the warrants. Excluding this data provides investors with a basis to compare the company's performance against the performance of other companies without non-cash interest expense.

•
Gain (loss) on mark-to-market derivative instruments. In connection with the issuance of its 4.5% senior cash convertible debentures in 2010, SunPower entered into certain convertible debenture hedge and warrant transactions with respect to its class A common stock intended to reduce the potential cash payments that would occur upon conversion of the debentures. The convertible debenture hedge and warrant transactions consisting of call option instruments are deemed to be mark-to-market derivatives until such transactions settle or expire. As of December 23, 2010, the warrant transactions were amended to be share-settled rather than cash-settled, therefore, the warrant transactions are not subject to mark-to-market accounting treatment subsequent to December 23, 2010. In addition, the embedded cash conversion option of the debt is deemed to be a mark-to-market derivative instrument during the period in which the cash convertible debt remains outstanding. Finally, the over-allotment option in favor of the debenture underwriters is deemed a mark-to-market derivative instrument during the period the over-allotment option remained unexercised, or from April 1, 2010 through April 5, 2010. SunPower excluded the net gain (loss) relating to the above mentioned derivative instruments from its non-GAAP results because it was not realized in cash and it is not reflective of the company's ongoing financial results. Excluding this data provides investors with a basis to compare the company's performance against the performance of other companies without a net non-cash gain (loss) on mark-to-market derivative instruments.

•
Gain on share lending arrangement. The Company loaned 2.9 million shares of its class A common stock to Lehman Brothers International (Europe) Limited (“LBIE”) in 2007. On September 15, 2008, Lehman Brothers Holding Inc. (“Lehman”) filed bankruptcy and thus the Company recorded a $213.4 million non-cash loss in the third quarter of 2008. In the fourth quarter of 2010, the Company entered into an assignment agreement with Deutsche Bank AG - London Branch ("Deutsche Bank") under which the Company assigned to Deutsche Bank its claims against LBIE in connection with the share lending arrangement for cash proceeds of $24.0 million. On July 3, 2012, pursuant to the February 2007 Share Lending Arrangement with LBIE and its 2010 assignment of claims to Deutsche Bank after the 2008 bankruptcy filing of Lehman, the Company received $50.6 million of claim settlement in cash from Deutsche Bank for the shares loaned to LBIE, which shares were not returned to the Company following the bankruptcy of Lehman. The Company had excluded the $213.4 million non-cash loss in the third quarter of 2008 from its non-GAAP results of operations. The Company has also excluded the $24.0 million and $50.6 million of cash received from the sale of its claim against LBIE to Deutsche Bank in the fourth quarter of 2010 and in the third quarter of 2012, respectively. Excluding the data related to the share lending arrangement provides investors with a basis to compare the Company's performance against the performance of other companies without such non-operational transactions.

•
Gain on change in equity interest in unconsolidated investee. On June 30, 2010, Woongjin Energy Co., Ltd (“Woongjin Energy”) completed its initial public offering and the sale of 15.9 million new shares of common stock. In the second quarter of 2011, Woongjin Energy issued additional equity to other investors. SunPower did not participate in these common stock issuances by Woongjin Energy. As a result of the new common stock issuances by Woongjin Energy, SunPower's percentage equity interest in Woongjin Energy decreased and SunPower recognized a non-cash gain in both the second quarter of 2011 and 2010, representing the excess of the price over SunPower's per share carrying value of its shares. SunPower excluded the non-cash gain from its non-GAAP results because it was not realized in cash and it is not reflective of its ongoing financial results. Excluding this data provides investors with a basis to compare SunPower's performance against the performance of other companies without non-cash income from a gain on change in its equity interest in unconsolidated investees.

•
Gain on sale of equity interest in unconsolidated investee. As noted in the “Gain on change in equity interest in unconsolidated investee” section above, SunPower previously excluded certain non-cash gains from its non-GAAP results.  During the first quarter of 2012, SunPower sold its equity interests in Woongjin Energy. As the gain on sale was now realized in cash, SunPower recognized an incremental gain on sale in its non-GAAP results based on the cumulative amount of gains previously excluded from non-GAAP results and the proportional amount of equity interests sold.

•
Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income (loss) per share. Beginning in the first quarter of 2012, the Company's non-GAAP tax amount is based on estimated cash tax expense and reserves.  This approach is designed to enhance the ability of investors to understand the Company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments which may not reflect actual cash tax expense. The Company forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period. Non-GAAP tax amounts for periods prior to fiscal 2012 have not been adjusted to reflect this new methodology.

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:

	THREE MONTHS ENDED						NINE MONTHS ENDED
	Sep. 30, 2012		Jul. 1, 2012		Oct. 2, 2011		Sep. 30, 2012		Oct. 2, 2011
GAAP AMERICAS revenue	$502,373		$392,282		$368,643		$1,176,148		$942,887
Utility and power plant projects	(42,268)		54,824		—		98,759		—
Non-GAAP AMERICAS revenue	$460,105		$447,106		$368,643		$1,274,907		$942,887
GAAP EMEA revenue	$88,547		$155,417		$293,066		$400,074		$675,702
Change in European government incentives	—		—		—		(193)		—
Non-GAAP EMEA revenue	$88,547		$155,417		$293,066		$399,881		$675,702
GAAP total revenue	$648,948		$595,897		$705,427		$1,738,976		$1,749,100
Utility and power plant projects	(42,268)		54,824		—		98,759		—
Change in European government incentives	—		—		—		(193)		—
Non-GAAP total revenue	$606,680		$650,721		$705,427		$1,837,542		$1,749,100
GAAP AMERICAS gross margin	$92,941	18.5%	$65,771	16.8%	$42,271	11.5%	$198,086	16.8%	$103,422	11.0%
Utility and power plant projects	(5,815)		14,926		—		24,869		—
Amortization of intangible assets	42		42		42		125		362
Stock-based compensation expense	1,589		2,025		1,897		4,743		4,959
Acquisition and integration costs	15		7		—		26		—
Change in European government incentives	—		(263)		—		4,029		17,379
Charges on manufacturing step reduction program	3,958		2,470		—		6,428		—
Non-cash interest expense	308		205		171		731		1,017
Non-GAAP AMERICAS gross margin	$93,038	20.2%	$85,183	19.1%	$44,381	12.0%	$239,037	18.7%	$127,139	13.5%
GAAP EMEA gross margin	$(23,075)	(26.1)%	$962	0.6%	$27,551	9.4%	$(22,848)	(5.7)%	$55,084	8.2%
Amortization of intangible assets	751		782		21		2,341		63
Stock-based compensation expense	795		1,398		1,562		3,158		5,100
Acquisition and integration costs	5		5		—		10		—
Change in European government incentives	—		(109)		—		3,171		29,125
Charges on manufacturing step reduction program	1,444		1,648		—		3,092		—
Non-cash interest expense	112		137		196		425		983
Non-GAAP EMEA gross margin	$(19,968)	(22.6)%	$4,823	3.1%	$29,330	10.0%	$(10,651)	(2.7)%	$90,355	13.4%
GAAP APAC gross margin	$10,907	18.8%	$6,767	14.0%	$6,302	14.4%	$24,283	14.9%	$25,434	19.5%
Stock-based compensation expense	368		492		251		1,125		845
Acquisition and integration costs	4		2		—		6		—
Change in European government incentives	—		196		—		1,476		1,959
Charges on manufacturing step reduction program	1,034		534		—		1,568		—
Non-cash interest expense	81		44		28		190		185
Non-GAAP APAC gross margin	$12,394	21.4%	$8,035	16.7%	$6,581	15.1%	$28,648	17.6%	$28,423	21.8%
GAAP total gross margin	$80,773	12.4%	$73,500	12.3%	$76,124	10.8%	$199,521	11.5%	$183,940	10.5%
Utility and power plant projects	(5,815)		14,926		—		24,869		—
Amortization of intangible assets	793		824		63		2,466		425
Stock-based compensation expense	2,752		3,915		3,710		9,026		10,904
Acquisition and integration costs	24		14		—		42		—
Change in European government incentives	—		(176)		—		8,676		48,463
Charges on manufacturing step reduction program	6,436		4,652		—		11,088		—
Non-cash interest expense	501		386		395		1,346		2,185
Non-GAAP total gross margin	$85,464	14.1%	$98,041	15.1%	$80,292	11.4%	$257,034	14.0%	$245,917	14.1%
GAAP operating expenses	$154,795		$124,183		$439,388		$374,944		$648,632
Amortization of intangible assets	(1,829)		(1,871)		(6,619)		(5,633)		(20,189)
Stock-based compensation expense	(6,519)		(7,452)		(8,139)		(24,153)		(26,925)
Goodwill and other intangible asset impairment	(59,581)		—		(349,758)		(59,581)		(349,758)
December 2011 Restructuring Plan	(2,098)		(3,064)		—		(8,086)		—
Acquisition and integration costs	(1,495)		(1,288)		(429)		(3,931)		(13,552)
Amortization of promissory notes	—		—		(134)		—		(3,486)
Change in European government incentives	(224)		37		(637)		(309)		(12,581)
April 2012 Restructuring Plan	(8,222)		(44,572)		—		(52,794)		—
Non-cash interest expense	(25)		(25)		(22)		(76)		(24)
Non-GAAP operating expenses	$74,802		$65,948		$73,650		$220,381		$222,117
GAAP operating loss	$(74,022)		$(50,683)		$(363,264)		$(175,423)		$(464,692)
Utility and power plant projects	(5,815)		14,926		—		24,869		—
Goodwill and other intangible asset impairment	59,581		—		349,758		59,581		349,758
December 2011 Restructuring Plan	2,098		3,064		—		8,086		—
Amortization of intangible assets	2,622		2,695		6,682		8,099		20,614
Stock-based compensation expense	9,271		11,367		11,849		33,179		37,829
Acquisition and integration costs	1,519		1,302		429		3,973		13,552
Amortization of promissory notes	—		—		134		—		3,486
Change in European government incentives	224		(213)		637		8,985		61,044
April 2012 Restructuring Plan	8,222		44,572		—		52,794		—
Charges on manufacturing step reduction program	6,436		4,652		—		11,088		—
Non-cash interest expense	526		411		417		1,422		2,209
Non-GAAP operating income	$10,662		$32,093		$6,642		$36,653		$23,800

NET INCOME (LOSS) PER SHARE:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sep. 30, 2012	Jul. 1, 2012	Oct. 2, 2011	Sep. 30, 2012	Oct. 2, 2011
Basic:
GAAP net loss per share	$(0.41)	$(0.71)	$(3.77)	$(1.78)	$(5.34)
Reconciling items:
Utility and power plant projects	(0.05)	0.12	—	0.22	—
Goodwill and other intangible asset impairment	0.50	—	3.56	0.51	3.58
December 2011 Restructuring Plan	0.02	0.02	—	0.07	—
Amortization of intangible assets	0.02	0.02	0.07	0.07	0.21
Stock-based compensation expense	0.08	0.10	0.12	0.29	0.39
Acquisition and integration costs	0.01	0.01	—	0.03	0.14
Amortization of promissory notes	—	—	—	—	0.04
Change in European government incentives	—	—	0.01	0.08	0.67
April 2012 Restructuring Plan	0.07	0.38	—	0.45	—
Charges on manufacturing step reduction program	0.06	0.04	—	0.10	—
Non-cash interest expense	0.12	0.07	0.07	0.25	0.22
Mark-to-market derivatives	—	—	—	—	—
Gain on sale of equity interest in unconsolidated investee	—	—	0.04	0.02	0.04
Gain on share lending arrangement	(0.43)	—	—	(0.44)	—
Tax effect	0.04	0.03	0.06	0.13	0.17
Non-GAAP net income per share	$0.03	$0.08	$0.16	$—	$0.12
Diluted:
GAAP net loss per share	$(0.41)	$(0.71)	$(3.77)	$(1.78)	$(5.34)
Reconciling items:
Utility and power plant projects	(0.05)	0.12	—	0.22	—
Goodwill and other intangible asset impairment	0.50	—	3.56	0.51	3.58
December 2011 Restructuring Plan	0.02	0.02	—	0.07	—
Amortization of intangible assets	0.02	0.02	0.07	0.07	0.21
Stock-based compensation expense	0.08	0.10	0.12	0.29	0.39
Acquisition and integration costs	0.01	0.01	—	0.03	0.14
Amortization of promissory notes	—	—	—	—	0.04
Change in European government incentives	—	—	0.01	0.08	0.67
April 2012 Restructuring Plan	0.07	0.38	—	0.45	—
Charges on manufacturing step reduction program	0.06	0.04	—	0.10	—
Non-cash interest expense	0.12	0.07	0.07	0.25	0.22
Mark-to-market derivatives	—	—	—	—	—
Gain on sale of equity interest in unconsolidated investee	—	—	0.04	0.02	0.04
Gain on share lending arrangement	(0.43)	—	—	(0.44)	—
Tax effect	0.04	0.03	0.06	0.13	0.17
Non-GAAP net income per share	$0.03	$0.08	$0.16	$—	$0.12
Weighted-average shares:
GAAP net loss per share:
- Basic	118,952	118,486	98,259	116,408	97,456
- Diluted	118,952	118,486	98,259	116,408	97,456
Non-GAAP net income per share:
- Basic	118,952	118,486	98,261	116,408	97,483
- Diluted	119,176	118,915	99,615	116,408	99,346

Q4 2012 GUIDANCE (in thousands except per share data)	Q4 2012	Fiscal 2012
Revenue (GAAP)	$650,000-$850,000	$2,400,000-$2,600,000
Revenue (non-GAAP)	$700,000-$900,000 (a)	$2,600,000-$2,800,000 (a)
Gross margin (GAAP)	2%-4%	N/A
Gross margin (non-GAAP)	14%-16% (b)	N/A
Net loss per diluted share (GAAP)	($1.00)-($0.75)	N/A
Net income per diluted share (non-GAAP)	$0.00-$0.25 (c)	N/A

(a)
Estimated non-GAAP amounts above include a net adjustment of approximately $50 million and $200 million of the estimated revenue for utility and power plant projects for Q4 2012 and fiscal 2012, respectively.

(b)
Estimated non-GAAP amounts above for Q4 2012 reflect adjustments that include the gross margin of approximately $85 million related to the non-GAAP revenue adjustments that are discussed above. In addition, the estimated non-GAAP amounts exclude charges on manufacturing step reduction program of approximately $3 million, estimated stock-based compensation expense of approximately $3 million, and estimated non-cash interest expense of approximately $1 million.

(c)
Estimated non-GAAP amounts above for Q4 2012 reflect adjustments that include the gross margin of approximately $85 million related to the non-GAAP revenue adjustments that are discussed above. In addition, the estimated non-GAAP amounts exclude charges on manufacturing step reduction program of approximately $3 million, estimated stock-based compensation expense of approximately $10 million, estimated restructuring charges of approximately $19 million, estimated non-cash interest expense of approximately $12 million, estimated acquisition and integration costs of approximately $1 million, amortization of intangible assets of approximately $1 million, and the related tax effects of these non-GAAP adjustments.

The following supplemental data represents the adjustments, individual charges and credits that are included and/or excluded from SunPower’s non-GAAP financial measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

SUPPLEMENTAL DATA
(In thousands)

THREE MONTHS ENDED

	September 30, 2012
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$(42,268)	$—	$—	$36,453	$—	$—	$—	$—	$—	$—	$—
Amortization of intangible assets	—	—	—	42	751	—	—	1,829	—	—	—
Stock-based compensation expense	—	—	—	1,589	795	368	1,045	5,474	—	—	—
Goodwill and other intangible asset impairment	—	—	—	—	—	—	—	59,581	—	—	—
December 2011 Restructuring Plan	—	—	—	—	—	—	—	—	2,098	—	—
Acquisition and integration costs	—	—	—	15	5	4	—	1,495	—	—	—
Change in European government incentives	—	—	—	—	—	—	—	—	224	—	—
April 2012 Restructuring Plan	—	—	—	—	—	—	—	—	8,222	—	—
Charges on manufacturing step reduction program	—	—	—	3,958	1,444	1,034	—	—	—	—	—
Non-cash interest expense	—	—	—	308	112	81	3	22	—	13,464	—
Gain on share lending arrangement	—	—	—	—	—	—	—	—	—	(50,645)	—
Tax effect	—	—	—	—	—	—	—	—	—	—	4,532
	$(42,268)	$—	$—	$42,365	$3,107	$1,487	$1,048	$68,401	$10,544	$(37,181)	$4,532

	July 1, 2012
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$54,824	$—	$—	$(39,898)	$—	$—	$—	$—	$—	$—	$—
Amortization of intangible assets	—	—	—	42	782	—	—	1,871	—	—	—
Stock-based compensation expense	—	—	—	2,025	1,398	492	1,095	6,357	—	—	—
December 2011 Restructuring Plan	—	—	—	—	—	—	—	—	3,064	—	—
Acquisition and integration costs	—	—	—	7	5	2	—	1,288	—	—	—
Change in European government incentives	—	—	—	(263)	(109)	196	—	—	(37)	—	—
April 2012 Restructuring Plan	—	—	—	—	—	—	—	—	44,572	—	—
Charges on manufacturing step reduction program	—	—	—	2,470	1,648	534	—	—	—	—	—
Non-cash interest expense	—	—	—	205	137	44	3	22	—	7,836	—
Mark-to-market derivatives	—	—	—	—	—	—	—	—	—	9	—
Tax effect	—	—	—	—	—	—	—	—	—	—	3,315
	$54,824	$—	$—	$(35,412)	$3,861	$1,268	$1,098	$9,538	$47,599	$7,845	$3,315

	October 2, 2011
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Amortization of intangible assets	$—	$—	$—	$42	$21	$—	$—	$6,619	$—	$—	$—
Stock-based compensation expense	—	—	—	1,897	1,562	251	1,608	6,531	—	—	—
Goodwill and other intangible asset impairment	—	—	—	—	—	—	—	349,758	—	—	—
Acquisition and integration costs	—	—	—	—	—	—	—	429	—	—	—
Amortization of promissory notes	—	—	—	—	—	—	—	134	—	—	—
Change in European government incentives	—	—	—	—	—	—	—	—	637	—	—
Non-cash interest expense	—	—	—	171	196	28	2	20	—	6,363	—
Mark-to-market derivatives	—	—	—	—	—	—	—	—	—	(472)	—
Gain on sale of equity interest in unconsolidated investee	—	—	—	—	—	—	—	—	—	4,328	—
Tax effect	—	—	—	—	—	—	—	—	—	—	6,101
	$—	$—	$—	$2,110	$1,779	$279	$1,610	$363,491	$637	$10,219	$6,101

NINE MONTHS ENDED

	September 30, 2012
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$98,759	$—	$—	$(73,890)	$—	$—	$—	$—	$—	$—	$—
Amortization of intangible assets	—	—	—	125	2,341	—	—	5,633	—	—	—
Stock-based compensation expense	—	—	—	4,743	3,158	1,125	3,920	20,233	—	—	—
Goodwill and other intangible asset impairment	—	—	—	—	—	—	—	59,581	—	—	—
December 2011 Restructuring Plan	—	—	—	—	—	—	—	—	8,086	—	—
Acquisition and integration costs	—	—	—	26	10	6	—	3,931	—	—	—
Change in European government incentives	—	(193)	—	4,029	3,364	1,476	—	—	309	—	—
April 2012 Restructuring Plan	—	—	—	—	—	—	—	—	52,794	—	—
Charges on manufacturing Step Reduction Program	—	—	—	6,428	3,092	1,568	—	—	—	—	—
Non-cash interest expense	—	—	—	731	425	190	9	67	—	27,914	—
Mark-to-market derivatives	—	—	—	—	—	—	—	—	—	(4)	—
Gain on sale of equity interest in unconsolidated investee	—	—	—	—	—	—	—	—	—	2,753	—
Gain on share lending arrangement	—	—	—	—	—	—	—	—	—	(50,645)	—
Tax effect	—	—	—	—	—	—	—	—	—	—	14,955
	$98,759	$(193)	$—	$(57,808)	$12,390	$4,365	$3,929	$89,445	$61,189	$(19,982)	$14,955

	October 2, 2011
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Amortization of intangible assets	$—	$—	$—	$362	$63	$—	$—	$20,189	$—	$—	$—
Stock-based compensation expense	—	—	—	4,959	5,100	845	5,112	21,813	—	—	—
Goodwill and other intangible asset impairment	—	—	—	—	—	—	—	349,758	—	—	—
Acquisition and integration costs	—	—	—	—	—	—	—	13,552	—	—	—
Amortization of promissory notes	—	—	—	—	—	—	—	2,122	1,364	—	—
Change in European government incentives	—	—	—	17,379	29,125	1,959	—	—	12,581	4,672	—
Non-cash interest expense	—	—	—	1,017	983	185	2	22	—	18,903	—
Mark-to-market derivatives	—	—	—	—	—	—	—	—	—	(331)	—
Gain on sale of equity interest in unconsolidated investee	—	—	—	—	—	—	—	—	—	4,328	—
Gain on change in equity interest in unconsolidated investee	—	—	—	—	—	—	—	—	—	(322)	—
Tax effect	—	—	—	—	—	—	—	—	—	—	16,482
	$—	$—	$—	$23,717	$35,271	$2,989	$5,114	$407,456	$13,945	$27,250	$16,482